                                                                    EXHIBIT 99.1

                                (NUCENTRIX LOGO)


FOR IMMEDIATE RELEASE

For additional information contact:

Carroll D. McHenry
Chairman and CEO
972.662.4000
cmchenry@nucentrix.net


             NUCENTRIX BROADBAND NETWORKS REPORTS FINANCIAL RESULTS
                          FOR ITS FIRST QUARTER OF 2003

         Carrollton, Texas - May 14, 2003 - Nucentrix Broadband Networks, Inc. (NASDAQ: NCNX) (the Company), a provider of broadband wireless services in medium and small markets, today announced financial results for its quarter ended March 31, 2003.

         Revenues for the quarter ended March 31, 2003, were $4.0 million compared to $10.6 million for first quarter of 2002. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter ended March 31, 2003, were a negative $2.9 million compared to a negative $857,000 for the same quarter of 2002.

         The decrease in revenues for the quarter ended March 31, 2003, was due to fewer wireless cable subscribers in 2003. The Company closed 14 wireless cable systems and reduced sales and marketing for its wireless cable business in 2002, as part of its previously announced plan to convert its wireless cable subscriber base to programming provided by other satellite and cable providers, and clear its FCC - licensed radio spectrum to provide broadband wireless Internet and other advanced wireless services. The decrease in EBITDA from the same period last year was attributable primarily to decreased revenues from the Company's wireless cable business. The Company expects revenues and EBITDA to continue to decline in 2003 as it moves out of the wireless cable business.

         Net loss for the three months ended March 31, 2003, was $4.3 million ($0.41 per share) compared to $7.7 million ($0.74 per share) for the same period last year. The improvement in net loss resulted primarily from lower depreciation and amortization expense due to the aging of customer equipment in the Company's wireless cable and DIRECTV resale business, much of which is fully depreciated. The Company expects its net loss in 2003 to increase from 2002 as its wireless cable market operations are closed upon conversion of its wireless cable subscriber base.

         The Company had cash on hand of $3.2 million at April 30, 2003. The Company expects that cash on hand and cash generated from its operations, with no additional financing, will be sufficient to fund operations in the normal course of business through the second quarter of 2003. The Company currently is seeking to raise $15 million - $20 million for maintenance of existing strategic spectrum resources, operating expenses and to fund the deployment of up to two second generation, or "2G," broadband wireless Internet systems that feature non-line of sight operations and customer "plug and play" capabilities. The Company also may seek to raise additional capital if it consummates any significant acquisitions or strategic alliances, or determines that market conditions are appropriate for


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such financing. Options for raising capital include the sale of debt or equity securities, borrowings under secured or unsecured loan arrangements, including vendor equipment financing, and sales of assets. There can be no assurance that financing will be available on acceptable terms or in a timely manner, if at all.

                                       ***

ABOUT NUCENTRIX

              Nucentrix Broadband Networks, Inc. provides broadband wireless Internet and multichannel video services using radio spectrum licensed by the Federal Communications Commission (FCC) at 2.1 GHz and 2.5 GHz. This spectrum commonly is referred to as MMDS (Multichannel Multipoint Distribution Service) and ITFS (Instructional Television Fixed Service). Nucentrix currently offers high-speed wireless Internet services in Austin and Sherman-Denison, Texas. Nucentrix holds the rights to an average of approximately 130 MHz of MMDS and ITFS spectrum, covering an estimated 8.2 million households, in 92 primarily medium and small markets across Texas, Oklahoma and the Midwest. Nucentrix also holds the rights to 20 MHz of WCS (Wireless Communications Services) spectrum at
2.3 GHz in 19 markets in Texas and Louisiana.

FORWARD LOOKING STATEMENT DISCLAIMER

         This media release contains certain forward-looking statements with respect to the Company's financial condition, results of operations, business strategy and financial needs. The words "expect," "seek," "may" and similar expressions, as they relate to the Company, as well as discussions of the Company's business strategy, are intended to identify forward-looking statements. These statements reflect the Company's current view of future events and are based on its assessment of, and are subject to, a variety of factors, contingencies, risks, assumptions and uncertainties deemed relevant by management, including the Company's ability to obtain financing necessary to implement its business strategy, the capabilities of 2G technology platforms for commercial deployment of broadband wireless services over MMDS and ITFS radio spectrum, and regulatory and interference issues. Other risks and uncertainties regarding the Company are described in the Company's reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for 2002, which was filed on March 31, 2003. The Company undertakes no obligation to publicly update or revise any forward-looking statements made in this media release.

                                       ###


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                       NUCENTRIX BROADBAND NETWORKS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In thousands)


                                                                    Three Months        Three Months
                                                                       Ended               Ended
                                                                   March 31, 2003      March 31, 2002
                                                                   --------------      --------------
Revenues                                                           $        3,983      $       10,573

Operating expenses:
    System operations                                                       2,489               5,863
    Selling, general and administrative                                     4,437               5,567
    Depreciation and amortization                                           1,550               6,776
                                                                   --------------      --------------

Operating loss                                                             (4,493)             (7,633)

Other income (expense)                                                        213                 (90)
                                                                   --------------      --------------
Net loss                                                           $       (4,280)     $       (7,723)
                                                                   ==============      ==============

Net loss per common share (basic and diluted)                      $        (0.41)     $        (0.74)
                                                                   ==============      ==============


Weighted average shares outstanding                                        10,404              10,403
                                                                   ==============      ==============


Earnings before interest, taxes, depreciation and
 amortization (EBITDA)(1)                                          $       (2,943)     $         (857)
                                                                   ==============      ==============


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                       NUCENTRIX BROADBAND NETWORKS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 2003
                                 (In thousands)


Cash and equivalents                                                $     3,898
Other current assets                                                      1,250
Systems and equipment, net                                                4,944
License and leased license investment, net                               48,608
Other noncurrent assets                                                  10,752
                                                                    -----------
     TOTAL ASSETS                                                   $    69,452
                                                                    ===========


Accounts payable and accrued liabilities                            $    12,927
Other liabilities                                                         8,202
Total debt                                                               10,547
Stockholders' equity                                                     37,776
                                                                    -----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $    69,452
                                                                    ===========

         (1) "EBITDA," or earnings before interest, taxes, depreciation and amortization, is widely used by analysts, investors and other interested parties as a measure of operating results in the Internet, cable television and telecommunications industries, due to the significant capital investment typically required by companies in these industries. EBITDA is also a widely accepted financial indicator of a company's ability to incur and service indebtedness. EBITDA is not a financial measure determined by generally accepted accounting principles and should not be considered as an alternative to net income as a measure of operating results or to cash flows as a measure of funds available for discretionary or other liquidity purposes. EBITDA may not be comparably calculated from one company to another.

         A reconciliation of the Company's EBITDA to net loss is as follows:

                                              Three Months        Three Months
                                                  Ended              Ended
                                             March 31, 2003      March 31, 2002
                                             --------------      --------------
EBITDA                                         $  (2,943)          $    (857)
Depreciation and amortization                     (1,550)             (6,776)
                                               ---------           ---------
Operating loss                                    (4,493)             (7,633)
Other income                                         213                 (90)
                                               ---------           ---------
Net loss                                       $  (4,280)          $  (7,723)
                                               =========           =========